Exhibit 4.34

Business Operation Agreement

This Business Operation Agreement (this “Agreement”) is made and entered into by and between the following parties (the “Parties”) in Beijing, China on July 2, 2014.

Party A: FL Mobile (Beijing) Co., Ltd.

Address: Yong-239, No. 1093, Luyuan South Street, Tongzhou District, Beijing, P.R. China

Legal Representative: Lin Yu

Party B: FL Mobile Jiutian Technology Co., Ltd. (“FL MOBILE”)

Address: Southeast, 4/F, Building 2, 11 East Hepingli Street, Dongcheng District, Beijing, P. R. China

Legal representative: Ni Xianle

Party C:

Lin Yu, ID number: ***

Address: ***

Shi Wenyong, ID number: ***

Address: ***

Whereas:

1.	Party A is a wholly foreign-owned enterprise which is registered and established and continuously exists within the territory of the People’s Republic of China.

2.	Party B is a limited-liability company which is registered and owned by natural persons within the territory of the People’s Republic of China.

3.	Party A and Party B have established business relations by signing an “Exclusive Consulting and Services Agreement” as well as other relevant agreements. Party B shall, under such agreements, make payments to Party A, so the daily business operations of Party B will cause a material effect on its ability to making relevant payments to Party A.

4.	Party C (Lin Yu and Shi Wenyong) are shareholders of Party B. Lin Yu holds 78% of the equity interest of Party B and Shi Wenyong holds 22% of the equity interest of Party B.

Accordingly, upon the principles of amicable consultation and mutual benefits, all Parties hereby agree to abide by the following provisions and conditions.

1.	Obligations of Abstention

In order to facilitate Party B to perform such agreements as signed with Party A and to perform its obligations to Party A, Party B and its shareholder Party C hereby confirm and agree that, without the prior written consent of Party A or other parties designated by Party A, Party B will not engage in any transaction which may materially affect the its assets, businesses, personnel, obligations, rights or operations, including but not limited to the following contents:

1.1	Engaging in any activity which exceeds the normal business scope of the Company.

1.2	Borrowing money from any third party or assuming any debt, except for any loan or debt with a single contract amount of less than RMB 150,000 Yuan during normal or daily business operation or with the accumulative amount of less than RMB 150,000 Yuan in several contracts signed and concluded with a same party within three consecutive months.

1.3	Changing or removing any senior executive of the Company.

1.4	Selling to or procuring from any third party any asset or right with an amount of more than RMB 200,000 Yuan, including but not limited to any intellectual property right.

1.5	Providing any third party with any warranty or guaranty in any other form by the Company’s assets or intellectual property rights, or attaching any other obligations to the Company’s assets, except for a warranty which occurs during normal or daily business operation with the prior written consent of Party A.

1.6	Altering the “Articles of Association” or changing business scope of the Company.

1.7	Altering any normal business procedure or changing any major internal rules of the Company.

1.8	Transferring to any third party any right or obligation under this Agreement.

2.	Operation Management and Personnel Arrangement

2.1	Party B and Party C hereby agree and accept any proposal provided by Party A, from time to time, regarding the employee appointment and removal, daily business operation of the Company and financial management of the Company, and strictly execute such proposal.

2.2	Party B and Party C hereby agree that Party C shall, pursuant to relevant laws and regulations and the “Articles of Association”, select such persons as designated by Party A to serve as the directors, and make the Company to appoint such persons as designated by Party A to serve as general manager, chief financial officer, and other senior executives of the Company.

2.3	In the event that such directors, senior managements as designated by Party A leaves Party A, whether through voluntary resignation or being dismissed by Party A, he or she can no longer hold any position in Party B. Under such circumstance or upon the written request delivered by Party A requiring to change such designated person in any other circumstances, Party C shall immediately select or make the Company to select another person as designated by Party A to serve such position.

2.4	For the purpose of the aforesaid Clause 2.3, Party C shall, pursuant to the stipulations of relevant laws and the “Articles of Association” and this Agreement, take and adopt all necessary internal and external measures to complete and finish the aforesaid removal and selection procedures.

2.5	Party C hereby agree that, upon signing this Agreement, they will sign a “Power of Attorney” (as Appendix 1 hereto). Party C shall, pursuant to such Power of Attorney, irrevocably authorize such persons as designated by Party A to exercise all voting powers and rights that Party C enjoy as shareholders of Party B. Party C further agree that they will, pursuant to the requirements of Party A, immediately replace and change such authorized persons who are set out in the aforesaid Power of Attorney.

3.	Other Stipulations

3.1	If and whenever any agreement between Party A and Party B is terminated or expired, both parties shall consult whether to terminate all agreements between both Party A and Party B, including but not limited to the “Exclusive Consulting and Services Agreement”.

3.2	Whereas Party A and Party B have established business relations by signing an “Exclusive Consulting and Services Agreement” as well as relevant agreements, and the daily business activities of Party B will cause a material effect on its ability to make relevant payments to Party A. Party C hereby agree that they shall unconditionally and immediately pay or transfer to Party A any bonus, dividend or any other profit or interest (in any form) which is procured and obtained from Party B as the shareholders of Party B.

4.	Entire Agreement and Agreement Alteration

4.1	This Agreement and all of such agreements and/or documents as mentioned or implied herein shall constitute the entire agreement among the Parties with respect to the subject matter hereof, and shall supersede all previous and contemporaneous, oral and written agreements, contracts, negotiations and understandings.

4.2	This Agreement can only be amended or altered by written agreement signed by all the Parities. Such amendment or supplemental agreement properly signed by the Parties shall be deemed as an integral part hereof, and shall have the same legal effect with this Agreement.

5.	Governing Law

The signing, effectiveness, performance and interpretation, as well as dispute settlement hereof, shall be governed by the laws of the People’s Republic of China.

6.	Dispute Settlement

6.1	Any dispute as arising from the interpretation or performance of the articles and clauses hereunder shall be settled through amicable discussions by the Parties in good will, failure of which within thirty days as of the commencement of relevant discussion as aforesaid, either party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration. The arbitration shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration shall be conducted in Beijing in Mandarin Chinese. The award of the Arbitration shall be final and binding upon all the Parties.

6.2	CIETAC may make an order, injunctions (for example, when it’s necessary for carry out of the business or for mandatory transfer of assets) or liquidate FL MOBILE or take any other remedies.

6.3	The Parties shall, in good will, continue to perform their respective obligations hereunder except for the matters under dispute.

7.	Notice

Any notice to be given by the Parties for performing the rights and obligations hereunder shall be in writing and shall be sufficiently given by the designated person, registered mail, postage prepaid, certified mail or fax to the following addresses of any of the following Parties.

Party A: FL Mobile (Beijing) Co., Ltd.

Address: Yong-239, No. 1093, Luyuan South Street, Tongzhou District, Beijing, P.R. China

Fax:

Telephone:

Addressee:

Party B: FL Mobile Jiutian Technology Co., Ltd. (“FL MOBILE”)

Address: Southeast, 4/F, Building 2, 11 East Hepingli Street, Dongcheng District, Beijing, P. R. China

Fax:

Telephone:

Addressee:

Party C:

Lin Yu

Address: ***

Fax:

Telephone:

Addressee:

Shi Wenyong

Address: ***

Fax:

Telephone:

Addressee:

8.	Effectiveness, Term of Agreement and Others

8.1	All written consents, proposals, appointments relating to Party A and other decisions as materially affecting the daily operation of Party B shall be made by the Board of Directors of Party A.

8.2	This Agreement shall be signed and concluded by the Parties and come into effect on the date provided on the front page of this Agreement. This Agreement shall be effective till the date when Party A is dissolved in accordance with the laws of the People’s Republic of China.

8.3	Within the effective period hereof, neither Party B nor Party C shall terminate this Agreement in advance. Party A shall have the right to terminate this Agreement by issuing a notice in writing to Party B and Party C 30 days in advance.

8.4	If any clause or provision hereof becomes illegal, invalid or unenforceable in accordance with applied laws, such clause or provision shall be deemed as having been deleted herefrom and ineffective and invalid, but the other clauses and provisions hereof shall remain effective and valid, as if such clause or provision were not included herein in the first place. The Parties shall, upon amicable negotiations, replace and supersede the deleted clause with an acceptable and legal and effective clause.

8.5	Failure to exercise any right, power or privilege hereunder by any party shall not be deemed as waiver. The exercise of any individual right, power or privilege or part of any right, power or privilege shall not prevent and impair the exercise of any other right, power or privilege.

In witness whereof, the Parties have executed this Agreement by their authorized representatives as of the date provided on the front page of this Agreement.

(This page is intentionally left blank for the signing of “Business Operation Agreement”)

Party A: FL Mobile (Beijing) Co., Ltd.
(seal)

Authorized Representative:	/s/ Lin Yu
Lin Yu

Party B: FL Mobile Jiutian Technology Co., Ltd.
(seal)

Authorized Representative:	/s/ Ni Xianle
Ni Xianle

Party C:

Lin Yu

/s/ Lin Yu

Shi Wenyong

/s/ Shi Wenyong

Annex 1: Power of Attorney

Power of Attorney

We, shareholders of FL Mobile Jiutian Technology Co., Ltd. (“FL MOBILE”), Lin Yu (ID number: ***) and Shi Wenyong (ID number: ***), hereby irrevocably authorize FL Mobile (Beijing) Co., Ltd. (the “Authorizee”) to exercise the following rights within the effective period of this Power of Attorney.

The Authorizee may duly represent us to enjoy and exercise all shareholders’ rights of us as shareholders of FL MOBILE which are stipulated by laws and the “Articles of Association”, including but not limited to, the right to propose a shareholders’ meeting; the right to receive any notice on shareholders’ meetings and agendas; the right to attend a shareholders’ meeting of FL MOBILE and exercise all voting rights (including serving as our duly authorized representative to appoint and designate the directors, supervisor, general manager, chief financial officer, and other senior executives of the Company, and to decide the bonus of the Company, etc.); the right to sell, transfer, pledge or dispose all or any of our shares in FL MOBILE; the right to signing meeting minutes, file or register documents to the registration authority of the Company; the right to adopt resolutions on dissolution and liquidation of the Company; the right to vote on matters relating to the liquidation of the Company (including disposal of assets, repayment of debts and assignment of the remaining property) and so on.

The Authorizee shall have the right to appoint such person as designated by its Board of Directors (or executive director) to exercise such rights hereunder as authorized by the Authorizers under this Power of Attorney.

Unless this “Business Operation Agreement” as jointly signed and concluded by FL MOBILE, Lin Yu and Shi Wenyong is terminated in advance by virtue of any reason, this Power of Attorney shall remain effective from the date it is signed to the date when the Authorizee is dissolved in accordance with the laws of the People’s Republic of China.

The Authorizer:	Lin Yu	The Authorizer:	Shi Wenyong
Signature:	/s/ Lin Yu	Signature:	/s/ Shi Wenyong

Date: July 2, 2014